                       THE COMMONWEALTH OF MASSACHUSETTS

                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512

                       RESTATED ARTICLES OF ORGANIZATION
                   (General Laws, Chapter 156B, Section 74)


We,       John L. Coughlin                               , *President/
    -----------------------------------------------------

and       Stephen D. Fantone                               , *Clerk/
    -------------------------------------------------------

of        Benthos, Inc.
   ---------------------------------------------------------------------------,
                                   (Exact name of corporation)

located at   49 Edgerton Drive, Falmouth
           -------------------------------------------------------------------,
                               (Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization
was duly adopted at a meeting held on     September 23     , 1996    by a vote
                                      ---------------------    -----
of the directors/or:


                                   ARTICLE I
                        The name of the corporation is:

     Benthos, Inc.

                                  ARTICLE II
    The purpose of the corporation is to engage in the following business activities:

               See attached.


*Delete the inapplicable words.         **Delete the inapplicable clause.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch, additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                  ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

--------------------------------------------------------------------------------
          WITHOUT PAR VALUE                            WITH PAR VALUE
--------------------------------------------------------------------------------
     TYPE      NUMBER OF SHARES       TYPE      NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
  Common:                           Common:    2,500,000           $0.06 2/3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Preferred:                        Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                Not Applicable.

                                   ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are;


                                Not Applicable.




                                  ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     See Continuation Sheet 6




**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ARTICLE II

     The purpose of the corporation is to engage in the following activities:

     To manufacture, produce, prepare, experiment with, purchase, and otherwise acquire, import, export, sell, distribute, and otherwise dispose of, and generally to trade and deal in, in any manner whatsoever, machinery, equipment, apparatus and tools of every kind and description.

     To engage in research, exploration, laboratory and development work relating to any substance, compound or mixture, now known or which may hereafter be known, discovered or developed, and to perfect, develop, manufacture, use, apply and generally deal in any such substance, compound or mixture.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Massachusetts upon corporations formed under its corporation law, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                             CONTINUATION SHEET 6

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach or fiduciary duty as a director notwithstanding any statutory provision or other law imposing such liability, except for liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                 ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

          49 Edgerton Drive, Falmouth

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                  NAME              RESIDENTIAL ADDRESS     POST OFFICE ADDRESS

President: John L. Coughlin   34 Forge Way, Duxbury         49 Edgerton Drive,
                                                            Falmouth, MA
Treasurer: J. Luke Sabella    56 Fletcher Rd., Bedford      same as above

Clerk: Stephen D. Fantone     340 Summer Street, Lynfield   same as above

Directors: Samuel O. Raymond  302 W. Falmouth Highway,      same as above
                              N. Falmouth
           John L. Coughlin   same as above                 same as above
           A. Theodore Mollegen, Jr.     337 Pleasant Street., same as above
                              Willimantic CT
           Thurman F. Naylor             102 Fernwood Rd.,     same as above
                              Chestnut Hill, MA
           Stephen D. Fantone            same as above         same as above






c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of : September

d. The name and business address of the resident agent, if any, of the corporation is: None


**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended,





SIGNED UNDER THE PENALTIES OF PERJURY, this 18th day of  October        , 1996,
                                            ----        ----------------    --

          /s/ John L. Coughlin,                             , "President/
------------------------------------------------------------

          /s/ Stephen D. Fantone                            ' "Clerk/
------------------------------------------------------------

*Delete the applicable words.    **If there are no amendments, state 'None'.

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 74)


      ------------------------------------------------------------------------
      ------------------------------------------------------------------------


      I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 5th day of November, 1996.



      Effective Date:________________________________________________________




                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:

               William F. Griffin,Jr., Esquire
              ---------------------------------------------
               Davis, Malm & D'Agostine, P.C.
               One Boston Place
              ---------------------------------------------
               Boston, MA 02108
              ---------------------------------------------
              Telephone:   617-367-2500
                        -----------------------------------